Ex.99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Harding Loevner Funds, Inc.:

We consent to the use of our report, dated December 14, 2018, with respect to the financial statements of the nine portfolios comprising the Harding Loevner Funds, Inc. as of October 31, 2018, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Chicago, Illinois

February 26, 2019

NTAC:3NS-20